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                                                                    EXHIBIT 99.1


IMMERSION COMPLETES ACQUISITION OF LEADING MEDICAL SIMULATION PRODUCER

MERGER WITH HT MEDICAL SYSTEMS TO DRIVE DEVELOPMENT OF MEDICAL SIMULATORS AS THE STANDARD FOR IMPROVED MEDICAL TRAINING SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 2, 2000-- Immersion Corp. (Nasdaq:IMMR - news), the pioneering developer of sensory interaction technology, today announced the completion of its acquisition of long-time strategic partner HT Medical Systems.

HT Medical is a leading developer and manufacturer of state-of-the-art products that simulate hands-on medical procedures to create realistic training environments for doctors and other healthcare personnel. Immersion expects that the merger will streamline the development and deployment of new medical simulation technologies for training and certification.

Immersion intends to account for the acquisition of the Gaithersburg, Md.-based HT Medical as a pooling-of-interests business combination. In the merger, HT Medical shareholders received approximately 1.335 million shares of Immersion common stock. HT Medical will continue operations in Maryland as a wholly owned subsidiary of Immersion.

With the rise of increasingly complex and sophisticated medical procedures, the use of accurate, hands-on medical simulators that can provide the realistic tactile feel of actual procedures without putting patients at risk is expected to play an increasingly important role in the training of modern healthcare professionals.

"We believe that the current healthcare system lacks sufficient training tools to keep up with the rapidly changing field of medical technology and growing demands of an aging population in need of better care," said Greg Merril, founder and chairman of HT Medical. "We are pleased to join the Immersion team. Their expertise in touch-enabling technologies will speed our development of medical training tools that address needs of a growing and increasingly sophisticated healthcare system."

"We hope that the combination of Immersion's expertise in the field of touch-enabling technologies with HT Medical's strength in building medical simulators will allow us, as a team, to effectively target the simulation needs of the medical marketplace," said Dr. Louis Rosenberg, chief executive officer of Immersion. "This business combination will go a long way in standardizing the simulated medical training process with the goal of improving healthcare treatment for all."

About Immersion Corporation (www.immersion.com)
Founded in 1993, Immersion Corp. develops advanced hardware and software technologies that enable users to interact with computers using their sense of touch. Immersion's patented TouchSense(TM) technologies enable computer peripheral devices to deliver tactile sensations that correspond to on-screen events. Immersion licenses its hardware and software technology, on which it holds 65 issued patents worldwide, to industry leaders in order to integrate and implement its sensory feedback into professional simulation and modeling, consumer devices, and enabling technologies.


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Statements made in this press release other than statements of historical fact are forward-looking statements, including those that reflect management's current forecast of certain aspects of the company's future. Forward-looking statements made in this press release are based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements regarding the anticipated benefits of the acquisition, the capabilities of the technologies described above, and the ability of Immersion to integrate the business of HT Medical with Immersion's business. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the combined company's business which include, but are not limited to, unforeseen technical difficulties in integrating Immersion's technology into HT Medical's products, whether there will be consumer acceptance of touch-enabled technologies and healthcare system acceptance of medical simulation products identified in this release, and general market and economic conditions.

Risks and uncertainties related to Immersion's business in addition to those described above are further outlined in Immersion's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and risks and uncertainties related to the acquisition of HT Medical and the business of the combined company are described in a proxy statement/prospectus dated September 13, 2000. These reports and the proxy statement/prospectus are filed with the Securities and Exchange Commission. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Immersion is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


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